EXHIBIT 5.1



                                        March 3, 1998



Fort James Corporation
75 Tri-State International Office Center
Suites 100 and 175
Lincolnshire, IL 60069

                             Fort James Corporation
                      (Registration Statement on Form S-3)
             for Debt Securities to be offered Pursuant to Rule 415
             ------------------------------------------------------

Gentlemen:

     We have acted as counsel to Fort James Corporation, a Virginia corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale from time to time by the Company of debt securities ("Debt Securities") having an aggregate issue price of up to $800,000,000, each series of which will be offered on terms to be determined at the time of sale.

     The Debt Securities are to be issued pursuant to the terms of the Indenture dated as of November 1, 1991, as supplemented by the First Supplemental Indenture dated as of September 19, 1997 (as further amended or supplemented from time to time, the "Indenture"), between the Company and The Bank of New York, as Trustee, and may be sold directly to purchasers, through agents, to dealers or to underwriters, as described in the Registration Statement. The Indenture provides for the issuance of Debt Securities in series having such terms, conditions and other provisions as may be authorized and designated in accordance with the procedures set forth in the Indenture.

     We have participated in the preparation of the Registration Statement and have examined the corporate records and documents, statements and certificates of officers of the Company and such other materials as we have deemed necessary to the issuance of this opinion.

     Based on the foregoing, we are of the opinion that when (a) the actions required by the Indenture for the authorization and designation of a series of Debt Securities and the establishment of the form, terms, conditions and other provisions of debt have been duly and properly taken, (b) the Debt Securities have been executed and authenticated in accordance with the provisions of the


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Fort James Corporation
March 3, 1998
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Indenture,  and (c) the Debt Securities  have been issued and delivered  against payment  therefor,  such Debt  Securities  will be validly  issued  and  binding
obligations  of  the  Company,   subject  to  (i)  any  applicable   bankruptcy,
insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity, whether considered in a proceeding in equity or at law.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm in the related Prospectus under the heading "Validity of Debt Securities" and in any supplemented versions of the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/ McGuire, Woods, Battle & Boothe LLP